UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2012 (June 21, 2012)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 21, 2012 (the “Effective Date”), Puente Hills Mall, LLC (the “Company”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Loan Agreement (the “Agreement”) with Midland National Life Insurance Company (the “Lender”), under which the Company borrowed Sixty Million Dollars ($60,000,000) from the Lender (the “Loan”).  The Loan is evidenced by a promissory note secured by a Assignment of Rents and Leases as well as a Deed of Trust, Security Agreement and Fixture Filing on the Registrant’s Puente Hills Mall, a regional shopping center located in the City of Industry, CA (the “Property”). The Registrant used a portion of the Loan proceeds to repay and extinguish the existing mortgage loan on the Property which had an outstanding principal balance as of the Effective Date of approximately Forty-Four Million Fifty-Two Thousand Seven Hundred Twenty-Six Dollars ($44,052,726).

Under the Agreement, the Loan has a fixed interest rate of 4.5% per annum and shall mature in July 2017.  Under the Agreement, the Company shall make monthly interest only payments.  The Agreement does not permit the Company to make any prepayments on the Loan’s outstanding principal amount until after June 2013, at which time; the Company may make prepayments on the Loan’s outstanding principal amount, but only upon proper notice, the payment of certain fees, and the satisfaction of other conditions.  All outstanding principal and accrued interest shall be due and payable at the Loan’s maturity date. The Agreement contains default provisions customary for commerical real estate loans of this nature. In addition to other remedies under the Agreement, Lender may accelerate repayment of all outstanding amounts owed by the Company under the Loan if a default remains uncured.  The Agreement contains such other terms, conditions, and representations that are customary and typical for commerical real estate loans of this nature.

As part of the Loan transaction, the Registrant’s affiliate, Glimcher Properties Limited Partnership (“GPLP”), executed a Guaranty Agreement, dated as of the Effective Date, to provide a guaranty to protect Lender against losses that Lender may incur by reason of certain intentional misrepresentations, malfeasance, or misappropriations by the Company. Additionally, GPLP and the Company executed an Environmental Indemnity Agreement, dated as of the Effective Date, to indemnify Lender against losses or costs to remediate damage to the Property caused by the presence or release of hazardous materials.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
Date: June 25, 2012	(Registrant) /s/ George A. Schmidt George A. Schmidt Executive Vice President of Development, General Counsel & Secretary

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